Exhibit 21

Subsidiaries of Argo Group International Holdings, Ltd.

Company Name	Country/State of Incorporation

The Argo Foundation	Bermuda

PXRE Capital Statutory Trust II	Connecticut

PXRE Capital Statutory Trust V	Connecticut

PXRE Capital Trust VI	Delaware

Argonaut Services GmbH	Switzerland

Argo Re, Ltd.	Bermuda

Argo Irish Holdings I, Ltd.	Bermuda

Argo Irish Holdings II	Bermuda

Argo Brasil Participacões Ltd.	Brazil

PXRE Reinsurance (Barbados), Ltd.	Barbados

Mid Atlantic Risk Systems, Ltd.	Bermuda

Argo Re DIFC, Ltd.	United Arab Emirates

Argo International Holdings, Ltd.	United Kingdom

Argo Underwriting Agency, Ltd.	United Kingdom

Argo Management Services, Ltd.	United Kingdom

Argo Management Holdings, Ltd.	United Kingdom

Argo Managing Agency, Ltd.	United Kingdom

Argo Direct, Ltd.	United Kingdom

Argo (No. 604), Ltd.	United Kingdom

Argo (No. 616), Ltd.	United Kingdom

Argo (No. 607), Ltd.	United Kingdom

Argo (No. 617), Ltd.	United Kingdom

Argo (No. 703), Ltd.	United Kingdom

Argo (No. 704), Ltd.	United Kingdom

Argo (Alpha), Ltd.	United Kingdom

Argo (Beta), Ltd.	United Kingdom

Argo (Chi), Ltd.	United Kingdom

Argo (Delta), Ltd.	United Kingdom

Argo (Epsilon), Ltd.	United Kingdom

ArgoGlobal Holdings (Malta) Ltd	Malta

ArgoGlobal SE	Malta

Argo Financial Holding, Ltd. (Ireland)	Ireland

Argo Solutions, SA	Belgium

Argo Financial Holding (Brazil) Limited	Ireland

Argo Seguras Brasil, SA	Brazil

Argo Group US, Inc.	Delaware

Argonaut Group Statutory Trust	Connecticut

Argonaut Group Statutory Trust III	Delaware

Argonaut Group Statutory Trust IV	Delaware

Argonaut Group Statutory Trust V	Delaware

Argonaut Group Statutory Trust VI	Connecticut

Argonaut Group Statutory Trust VII	Delaware

Argonaut Group Statutory Trust VIII	Delaware

Argonaut Group Statutory Trust IX	Delaware

Argonaut Group Statutory Trust X	Delaware

Argonaut Management Services, Inc.	Delaware

Argus Reinsurance Intermediaries, Inc.	Texas

Argo Group Fund to Secure the Future	Texas

Alteris, Inc	Delaware

Sonoma Risk Management, LLC	Delaware

John Sutak Insurance Brokers, Inc.	California

Trident Insurance Services, LLC	Texas

Company Name	Country/State of Incorporation

Alteris Insurance Services, Inc.	Massachusetts

Canterbury Claims Services, Inc.	New Jersey

Colony Management Services, Inc.	Virginia

Colony Agency Services, Inc.	Virginia

Argonaut Claims Management, LLC	Texas

Argonaut Claims Services, Ltd.	Texas

Colony Insurance Company	Virginia

Colony Specialty Insurance Company	Ohio

Colony National Insurance Company	Virginia

Argonaut Insurance Company	Illinois

Argonaut-Midwest Insurance Company	Illinois

Argonaut-Southwest Insurance Company	Illinois

Argonaut Great Central Insurance Company	Illinois

Insight Insurance Services, Inc.	Illinois

Select Markets Insurance Company	Illinois

Argonaut Limited Risk Insurance Company	Illinois

Central Insurance Management, Inc.	Illinois

Grocers Insurance Agency, Inc.	Oregon

AGI Properties, Inc.	California

Rockwood Casualty Insurance Company	Pennsylvania

Somerset Casualty Insurance Company	Pennsylvania

Coal Operators Indemnity Company	Pennsylvania

ARIS Title Insurance Corporation	New York